INDEMNITY AGREEMENT



         This Indemnity Agreement (the "Agreement") is made as of the ______ day of _____________________, 1998, by and between JAWS Technologies Inc., a Nevada corporation (the "Corporation"), and Arthur Wong (the "Indemnitee"), a director and/or officer of the Corporation.

                                 R E C I T A L S


A. The Corporation and the Indemnitee recognize that the interpretation of statutes, regulations, court opinions and the Corporation's Articles of Incorporation and bylaws may be too uncertain to provide the Corporation's officers and directors with adequate guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Corporation.

B. The Corporation and the Indemnitee are aware of the substantial increase in the number of lawsuits filed against corporate officers and directors.

C. The Corporation and the Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, may impose substantial economic hardship upon the Corporation's officers and directors.

D. The Corporation and the Indemnitee recognize that the legal risks, potential liabilities and expenses of defense associated with litigation against officers and directors arising or alleged to arise from the conduct of the affairs of the Corporation are frequently excessive in view of the amount of compensation received by the Corporation's officers and directors, and thus may act as a significant deterrent to the ability of the Corporation to obtain experienced and capable officers and directors.

E. Article 109 of the Colorado Business Corporation Act, which sets forth certain provisions relating to the indemnification of officers and directors, as defined therein, of a Colorado corporation by such corporation, is specifically not exclusive of other rights to which those indemnified thereunder may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

F. In order to induce capable persons such as the Indemnitee to serve or continue to serve as officers or directors of the Corporation and to enable them to perform their duties to the Corporation secure in the knowledge that certain expenses and liabilities that may be incurred by them will be borne by the Corporation, the Board of Directors of the Corporation has determined, after due consideration and investigation of the terms and provisions of this Agreement and the various other


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options  available  to the  Corporation  and  the  Indemnitee  in  lieu  of this
Agreement, that the following Agreement is in the best interests of the Corporation and its shareholders.

G. The Corporation desires to have the Indemnitee serve or continue to serve as an officer and/or director of the Corporation, and the Indemnitee desires to serve or continue to serve as an officer and/or director of the Corporation provided, and on the express condition, that he is furnished with the indemnity set forth below.


                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreement set forth below, the Corporation and the indemnitee agree as follows:

1. Continued Service. The Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as he is duly elected and appointed or until such time as he resigns in writing. The terms of any existing employment agreement and confidentiality agreement between the Indemnitee and the Corporation shall continue in effect but shall be deemed to be modified or supplemented by the terms of this Agreement.



2.                Definitions.

(a) The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal or administrative or investigative nature whether formal or informal, including, but not limited to, actions, suits or proceedings brought under or predicated upon the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts or any rule or regulation promulgated thereunder, in which the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee may be or may have been involved as a party or otherwise by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation, or any subsidiary, by reason of any action taken by him or of any inaction on his part while acting as such director and/or officer, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he is serving in such capacity at the time any indemnified liability or reimbursable expense is incurred.

(b) The term "Expenses" shall include, but shall not be limited to, damages, judgment, fines, settlement and charges, costs, expenses of investigation, legal fees and other expenses of defense of legal actions, suits, proceedings or claims and appeals therefrom, and expenses of appeal, attachment or similar bonds. "Expenses" shall not include any judgment, fines or penalties actually levied against the Indemnitee which the Company is prohibited by applicable law from paying.


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3.       Indemnity in Third-Party Proceedings. Subject to Paragraph 8, the
Corporation shall indemnify the Indemnitee in accordance with the provisions of this Paragraph 3 if the Indemnitee is a party to, threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by the Corporation itself to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director and/or officer of the Corporation or a subsidiary, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined, pursuant to Paragraph 7 or by the court before which such action was brought, that the Indemnitee in case of conduct in an official capacity with the Corporation, conduct himself in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation or, in all other cases; that his conduct was at least not opposed to the Corporation's best interests, and, in the case of a criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not be determinative that the Indemnitee did not meet the standard of care in this Paragraph 3.

4. Indemnity in Proceeding by or in the Name of the Corporation. Subject to Paragraph 8, the Corporation shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of any Proceeding by or in the name of the Corporation or a subsidiary to procure a judgment in its favor by reason of the fact that the Indemnitee was or is a director and/or officer of the Corporation or a subsidiary and is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, but only if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the Corporation and its shareholders; provided, however, that no indemnification for Expenses shall be made under this Paragraph 4 with respect to any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that any court in which such Proceeding is brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

5. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6. Advances of Expenses. Expenses incurred by the Indemnitee pursuant to Paragraph 3 and 4 in any Proceeding shall be paid by the Corporation in advance of


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the determination of such Proceeding at the written request of the Indemnitee, if the Indemnitee shall (a) undertake in writing to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification in such amount, and (b) deliver to the Corporation a certificate affirming in good faith that the Indemnitee has met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

7. Right of Indemnitee to Indemnification Upon Application; Procedure Upon Application. Any indemnification or advance under Paragraph 3, 4 or 6 shall be made no later than 30 days after receipt of the written request of the Indemnitee therefor, unless, in the case of an indemnification, a determination is made within said 30-day period by (a) the Board of Directors of the Corporation by a majority vote of a quorum thereof consisting of directors who were not parties to such Proceedings, or if a quorum cannot be obtained, by a majority vote of a committee designated by the board of directors, which committee shall consist of two or more directors not parties to the Proceedings, except that directors who are parties to the Proceedings may participate in designation of the committee or (b) independent legal counsel in a written opinion (which counsel shall be appointed by the majority vote of the full board of directors including parties to the Proceedings) that the Indemnitee has not met the relevant standards for indemnification set forth in Paragraphs 3 and 4.

         The right to indemnification or advances as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Corporation shall bear the burden of proving that indemnification or advances are not appropriate. The failure of the Corporation to have made a determination that indemnification or advances are proper in the circumstances shall not be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's Expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such Proceeding shall also be indemnified by the Corporation.

8.                Indemnification Hereunder Not Exclusive.

(a) Notwithstanding any other provision of this Agreement, the Company shall not indemnify the Indemnitee for any act or omission or transactions for which indemnification is expressly prohibited by the Nevada Business Corporation Act.

(b) The right to indemnification provided by this Agreement shall not be exclusive of any other rights to which the Indemnitee may be entitled under the Corporation's Articles of Incorporation, bylaws, any agreement, any vote of shareholders or disinterested directors, the Nevada Business Corporation Act or otherwise, both as to action in his official capacity and as to action in another capacity while he holds such office. The indemnification under this Agreement shall continue as to the Indemnitee even though he may have ceased to be a director or officer, and shall inure to the benefit of the heirs and personal representative of the Indemnitee.


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9.       Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of his Expenses actually and reasonably incurred by him in any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses to which the Indemnitee is entitled.

10. Merger or Consolidation. In the event that the Corporation shall be a constituent corporation in a consolidation, merger or other reorganization, the Corporation, if it shall not be the surviving, resulting or acquiring corporation therein, shall require as a condition thereto that the surviving, resulting or acquiring corporation agrees to indemnify the Indemnitee to the full extent provided herein. Whether or not the Corporation is the resulting, surviving or acquiring corporation in any such transaction, the Indemnitee shall also stand in the same position under this Agreement with respect to the resulting, surviving or acquiring corporation as he would have with respect to the Corporation if its separate existence had continued.

11. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be revised to the extent (and only to the extent) necessary to make it enforceable, valid and legal.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

13. Insurance. The Corporation may purchase and maintain insurance on behalf of the Indemnitee against any liability asserted against him or incurred by him in any such capacity as a director, officer or other employee or agent of the Corporation or an affiliate of the Corporation, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Agreement. The purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or the Indemnitee under this Agreement, and the execution and delivery of this Agreement by the Corporation and the Indemnitee shall not in any way be construed to limit or affect the rights and obligations of the Corporation and of the other party or parties thereto under any such policy or agreement of insurance.

         In the event the Indemnitee shall receive payment from any insurance carrier or from the plaintiff in any action against the Indemnitee with respect to indemnified amounts after payment on account of all or part of such indemnified amounts having been made by the Corporation pursuant to this Agreement, the Indemnitee shall reimburse the Corporation for the amount, if any, by which the sum of such payments by such insurance carrier or such plaintiff and payments by the Corporation to the Indemnitee exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the


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insurance carrier under the terms of its insurance policy shall not be deemed to be payments to the Indemnitee hereunder. in addition, upon payments of indemnified amounts under the terms and conditions of this Agreement, the Corporation shall be subrogated to the Indemnitee's rights against any insurance carrier with respect to such indemnified amounts (to the extent permitted under such insurance policies). Such right of subrogation shall be terminated upon receipt by the Corporation of the amount to be reimbursed by the Indemnitee pursuant to the first sentence of this paragraph.

14. Notices. The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give to the Corporation written notice as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be directed to JAWS Technologies Inc. 380-603-7 Avenue SW, Calgary, Alberta, Canada T2P 2T5 (or at such other address or to the attention of such other person as the Corporation shall designate in writing to the Indemnitee).

                                        JAWS TECHNOLOGIES INC.


By:
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                                        INDEMNITEE

/s/Arthur Wong
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